Town Hall Meeting – April 7, 2008

© LifeCell 2007 ·
All Rights Reserved ·
Confidential for Internal Use Only © LifeCell 2007 ·
All Rights Reserved ·
Confidential for Internal Use Only
Town Hall Meeting
April 7, 2008
Exhibit 99.3

Town Hall Meeting – April 7, 2008

© LifeCell 2007 ·
All Rights Reserved ·
Confidential for Internal Use Only
•
Our Announcement
•
Your Hard Work has Paid Off
•
Transaction Details
•
Benefits for LifeCell
•
Who is KCI?
•
What’s Next For All of Us?
•
Q&A
•
KCI CEO Remarks
Exciting Time for LifeCell

Town Hall Meeting – April 7, 2008

© LifeCell 2007 ·
All Rights Reserved ·
Confidential for Internal Use Only
Our Announcement
•
Signed an agreement to be acquired by KCI
•
Together we created significant value
•
Once the transaction closes LifeCell will become a
subsidiary of KCI
•
We will continue to be based in Branchburg
•
LifeCell’s senior management will remain in place
•
Continue drive focus on our mission to be the leader in
tissue regeneration

Town Hall Meeting – April 7, 2008 4 © LifeCell 2007 · All Rights Reserved · Confidential for Internal Use Only Your Hard Work has Paid Off Testament to Value Creation

Revenue in $ Millions
200
150
100
50
0
$38.4m
$59.8m
$93.3m
$140.3m
$190.5m
2003
2004
2005
2006
2007

LifeCell

Town Hall Meeting – April 7, 2008 5 © LifeCell 2007 · All Rights Reserved · Confidential for Internal Use Only Your Hard Work has Paid Off Revenue Growth

Operating Income $ Millions
50
40
30
20
10
0
$2.1m
$7.0m
$20.0m
$32.1m
$47.5m
2003
2004
2005
2006
2007

Town Hall Meeting – April 7, 2008 6 © LifeCell 2007 · All Rights Reserved · Confidential for Internal Use Only Your Hard Work Has Paid Off Operating Income Growth

Town Hall Meeting – April 7, 2008 7 © LifeCell 2007 · All Rights Reserved · Confidential for Internal Use Only Your Hard Work Has Paid Off Stock Price Performance

Town Hall Meeting – April 7, 2008

© LifeCell 2007 ·
All Rights Reserved ·
Confidential for Internal Use Only
Our Accomplishments are Numerous
•
Leadership position in the field of Regenerative Medicine
•
Strong commitment and stewardship of the donated gift of life, human tissue
•
Unprecedented success in development of an entirely new market for patients with challenging hernias
•
Development and launch of an innovative new technique to improve post mastectomy breast reconstruction
•
Innovative new technology platform: Strattice
TM
, the first of many
•
Transition into a fully functioning Medical Device Company

Town Hall Meeting – April 7, 2008

© LifeCell 2007 ·
All Rights Reserved ·
Confidential for Internal Use Only
Transaction Details
•
The offer price is $51.00 per share, which represents a
transaction value of approximately $1.8 billion
•
We have created significant shareholder value thanks to
you (market cap grew from $30 Million to $1.8 Billion)
•
Management and the board of directors believe this
transaction makes strategic sense for the company and
secures significant value for our shareholders

Town Hall Meeting – April 7, 2008

© LifeCell 2007 ·
All Rights Reserved ·
Confidential for Internal Use Only
Why This Combination?
Our Shared Strengths
•
Leadership position in our respective markets
•
Furthering innovation of our proprietary technologies
•
Providing quality products to meet patient needs

Town Hall Meeting – April 7, 2008

© LifeCell 2007 ·
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Confidential for Internal Use Only
Benefits for LifeCell
•
KCI provides a global infrastructure for LifeCell to
enter international markets.
•
Patients will benefit from products that will result from
our ability to combine technologies.
•
Employees will be able to share innovation and
knowledge across the newly combined company.
•
We look forward to benefiting from KCI’s experience
and leadership position in the chronic wound arena –
an area we believe provides opportunities for our
products.

Town Hall Meeting – April 7, 2008

© LifeCell 2007 ·
All Rights Reserved ·
Confidential for Internal Use Only
Who is KCI?
An Industry Leader
KCI is a global medical technology
company with leadership positions in
advanced wound-care and therapeutic
surfaces.  It markets its products across
the globe including North America,
Europe, Asia, the Middle East, Latin
America and Africa.
An Impressive History
For nearly 30 years KCI has worked
towards creating new technologies for
patients dealing with immobility.  In
1995 they launched the [XXX] Therapy
System which assists clinicians by
promoting wound healing.
Fast Facts on KCI
•
NYSE Ticker: KCI
•
Market cap: $3.4 billion
•
Based in San Antonio, Texas
•
Approximately 6,400 employees
•
$1.61 billion in revenues (2007)
•
Key Products: V.A.C. Therapeutic
Surfaces
Relationships with
•
Approximately 9,000 acute care
hospitals worldwide,
•
Approximately 9,200 extended
care organizations in the U.S. and
•
Over 10,500 home health care
agencies and wound care clinics

Town Hall Meeting – April 7, 2008

© LifeCell 2007 ·
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Confidential for Internal Use Only
AlloDerm and V.A.C. Therapy are often
used together to improve outcomes.
Immediately following surgery Placement of the V.A.C. System
4 weeks post surgery 4 weeks post surgery

Town Hall Meeting – April 7, 2008

© LifeCell 2007 ·
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Confidential for Internal Use Only
What’s Next For All of Us
•
Business as usual
•
Focus on our goals
•
Serve our patients
•
Provide high quality products
•
Provide updates

Town Hall Meeting – April 7, 2008

© LifeCell 2007 ·
All Rights Reserved ·
Confidential for Internal Use Only
Mission
To advance the power of regenerative medicine.
Vision
To be recognized by our customers as the global leader in
regenerative medicine by providing innovative products for tissue repair and replacement that deliver significant clinical and economic benefit.
In closing . . .

Town Hall Meeting – April 7, 2008 16 © LifeCell 2007 · All Rights Reserved · Confidential for Internal Use Only Questions & Answers

Town Hall Meeting – April 7, 2008 17 © LifeCell 2007 · All Rights Reserved · Confidential for Internal Use Only Cathy Burzik, KCI’s president and CEO